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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Independent Certified Public Accountants", "Financial Statements" and "Financial Highlights" in the Registration Statement (Form N-1A) of Potomac Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 12 to the Registration Statement under the Securities Act of 1933 (File No. 333-28697) and this Amendment No. 13 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8243).


                                                           /s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
December 27, 2002